Exhibit 5.1


                         FOLEY, HOAG & ELIOT LLP
                         One Post Office Square
                       Boston, Massachusetts 02109
                               ----------
                          TELEPHONE 617-832-1000  1615 L STREET, N.W., SUITE 850
                          FACSIMILE 617-832-7000      WASHINGTON, D.C. 20036
                            http://www.fhe.com           TEL: 202-775-0600
                                                         FAX: 202-857-0140


                                           September 4, 1997


First Essex Bancorp, Inc.
71 Main Street
Andover, MA 01810

Ladies and Gentlemen:

         We have acted as counsel for First Essex Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering of up to 800,000 shares (the "Shares") of the Company's common stock, $0.10 par value, pursuant to the First Essex Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan").

         In arriving at the opinions expressed below, we have examined and relied on the following documents:

         (i)      the Registration Statement;

         (ii)     the Plan;

         (iii) the Certificate of Incorporation of the Company, as amended, as of the date hereof;

         (iv)     the By-Laws of the Company, as amended, as of the date hereof;
                  and

         (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.


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First Essex Bancorp, Inc.
September 4, 1997
Page 2


         We express no opinion other than as to the laws of the State of Delaware.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has the corporate power necessary for the issuance of the Shares in the manner set forth in the Registration Statement.

         2. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares.

         3. When issued against payment of the agreed consideration therefor in accordance with the respective exercise prices therefor as described in the options relating thereto and the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                     Very truly yours,


                                     FOLEY, HOAG & ELIOT LLP



                                     By: /s/ Carol Hempfling Pratt
                                         --------------------------------------
                                         a Partner